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                                                                    EXHIBIT 10.6

                     AMENDED AND RESTATED RIGHTS AGREEMENT


     This Amended and Restated Rights Agreement (this "Rights Agreement") is made as of December 2, 1999 by and among Netpliance, Inc. (the "Corporation"), and the holders of the Corporation's Series B Convertible Preferred Stock ("Series B Preferred") and Series C Convertible Preferred Stock ("Series C Preferred" and together with the Series B Preferred, the "Shares"). The holders of the Series B Preferred and Series C Preferred are referred to collectively herein as the "Holders".

     WHEREAS, the Corporation has previously issued and sold the Series B Preferred to Watershed Capital I, L.P., a Holder ("Watershed"); and

     WHEREAS, the Corporation now wishes to issue and sell the Series C Preferred to Watershed and to John F. McHale ("McHale"); and

     WHEREAS, in connection with the issuance and sale of the Series B Preferred and the Series C Preferred and in consideration for the Corporation's sale of Shares pursuant to the Purchase Agreements relating to the sale of the Series B Preferred and the Series C Preferred, the Corporation agreed to grant certain rights to the Holders as set forth in this Rights Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

1.  Information Rights.

     1.1 Delivery of Financial Statements. The Corporation shall deliver to each Holder, so long as such Holder holds at least ninety percent (90%) of the Shares originally purchased by such Holder:


        (a) as soon as practicable after the end of each fiscal year, but in any event within ninety (90) days thereafter, audited, consolidated balance sheets and statements of operations and cash flow for such fiscal year, prepared in accordance with generally accepted accounting principles (other than for accompanying notes) and setting forth in each case in comparative form the figures for the previous fiscal year;

        (b) within forty-five (45) days of the end of each fiscal quarter of the Corporation, an unaudited statement of operations and balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes; and

         (c) within thirty (30) days of the end of each calendar month, an unaudited statement of operations and balance sheet for and as of the end of such month, in reasonable detail and prepared in accordance with GAAP, subject to adjustments and the absence of footnotes.


     1.2 Termination of Information Rights.  The covenants set forth in
Section 1.1 shall terminate as to each Holder and be of no further force and effect upon the consummation of the
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sale of securities pursuant to a registration statement filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the initial firm commitment underwritten offering of its securities to the general public at a price per share of at least $9.00 and with gross proceeds to the Corporation of at least $15,000,000 (a "Qualifying Public Offering").

2.   Preemptive Rights.   Subject to the terms and conditions specified in this
Section 2, the Corporation hereby grants to each Holder, a preemptive right with respect to future sales by the Corporation of its New Securities (as defined in Section 2.4 (a)).

     2.1 In the event the Corporation proposes to issue New Securities, it shall give each Holder written notice (the "Notice") of its intention stating
(i) a description of the New Securities it proposes to issue, (ii) the number of shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and
(iv) the number of shares that such Holder has the right to purchase under this
Section 1.3, based on Holder's Percentage (as defined in Section 2.4(b)).

     2.2 Within ten (10) days after the Notice is given (in accordance with Section 2.2), each Holder may elect to purchase, at the price specified in the Notice, up to the number of shares of the New Securities proposed to be issued equal to Holder's Percentage. An election to purchase shall be made in writing and must be given to the Corporation within such ten (10) day period (in accordance with Section 6.2). The closing of the sale of New Securities by the Corporation to a Holder upon exercise of its rights under this Section 2 shall take place simultaneously with the closing of the sale of New Securities to third parties.

     2.3 The Corporation shall have ninety (90) days after the last date on which Holders' preemptive right lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five (45) days from the execution thereof) to sell the New Securities which such Holder did not elect to purchase under this Section 2, at or above the price and upon terms not materially more favorable to the Holders of such securities than the terms specified in the initial Notice given in connection with such sale. In the event the Corporation has not entered into an agreement to sell the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within forty-five
(45) days from the date of such agreement), the Corporation shall not thereafter issue or sell any New Securities without first offering such New Securities to Holders in the manner provided in this Section 2.

     2.4 (a) "New Securities" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Corporation's capital stock; provided that "New Securities" does not include: (A) securities issued pursuant to the acquisition of another business entity by the Corporation by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Corporation owns not less than a majority of the voting power of such entity; (B) shares of the Corporation's Series D Preferred Stock (if and when such Series D Preferred Stock is designated, issued, and placed as described in the Private Placement Memorandum of the Corporation dated November 15, 1999, the "Series D Preferred") or options or warrants to purchase shares of the Corporation's Common Stock, and the shares of Common Stock issuable upon

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     exercise of such options or warrants, issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Corporation, or issuable upon conversion of the Corporation's Series A Preferred Stock (the "Series A Preferred"), the Series B Preferred, Series C Preferred or Series D Preferred, and; (C) shares of the Corporation's Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Corporation; or (D) shares of the Corporation's Common Stock issued upon exercise of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the preemptive right granted under this Section 2 or was subject to the preemptive right granted under this Section 2.

          (b) The applicable "Percentage" for each Holder shall be the number of shares of New Securities calculated by dividing (i) the total number of shares of Common Stock owned by such Holder (assuming conversion of all outstanding shares of Series A Preferred, Series B Preferred, and Series C Preferred and other convertible securities and exercise of all outstanding options and warrants) by (ii) the total number of shares of Common Stock outstanding at the time the Notice is given (assuming conversion of all outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred and any other convertible securities and exercise of all outstanding options and warrants).

     2.5 The preemptive right granted under this Section 2 may only be assigned by a Holder upon prior written consent of the Corporation to such transfer.

     2.6 The preemptive right granted under this Section 2 shall not apply to and shall expire upon the consummation of the Corporation's sale of its Common Stock in a Qualifying Public Offering.

     3. Composition of Board of Directors. The holders of a majority of the outstanding shares of Series B Preferred shall have the right, so long as Watershed holds at least 100,000 shares of Series B Preferred, to elect or cause to be elected to the Corporation's Board of Directors one (1) director (the "Watershed Director") designated by such holders of a majority of the outstanding shares of Series B Preferred. The right under this Section 3 to designate the Watershed Director shall expire upon the consummation of the Corporation's sale of its Common Stock in a Qualifying Public Offering.

     4. Market Standoff. Following the effective date of a registration statement of the Corporation filed under the Securities Act, for the duration specified by and to the extent requested by the Corporation or an underwriter of the Corporation's securities, but in no event for a period in excess of 180 days, each Holder covenants and agrees it shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of the Shares or any other securities of the Corporation acquired by such Holder; and each Holder agrees to execute an agreement to such effect if and when requested by the Corporation. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the securities of a Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

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5.  Registration Rights.  The Corporation covenants and agrees as follows:

     5.1  Definitions.  For purposes of this Section 5:

        (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended ("the Act"), and the declaration or ordering of effectiveness of such registration statement or document;

        (b) The term "Registrable Securities" means the Common Stock, (i) issuable or issued upon conversion of the Series C Preferred Stock issued pursuant to the Stock Purchase Agreement of even date herewith ("Purchase Agreement"), (ii) issuable or issued upon conversion of the Series B Convertible Preferred Stock of the Corporation ("Series B Preferred") issued to Watershed pursuant to that certain Stock Purchase Agreement dated October 1, 1999 (the "Series B Purchase Agreement"), and (iii) any Common Stock of the Corporation issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series B Preferred or Series C Preferred, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 5 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;

        (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

        (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 5.13 hereof; and

        (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.

     5.2  Request for Registration.

        (a) If the Corporation shall receive at any time after six (6) months after the effective date of the first registration statement for a public offering of securities of the Corporation (other than a registration statement relating either to the sale of securities to employees of the Corporation pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (the "Initial Registration"), a written request from Watershed that the Corporation file a registration statement under the Act covering the registration of at least 40% of the Registrable Securities (or a lesser amount of Registrable Securities provided that the offering price to the public exceeds $10,000,000), then the Corporation shall, subject to the limitations of Section 5.2(b) and as set for the below, use its commercially reasonable efforts to effect as soon as practicable the registration under the Act of all Registrable Securities which

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Watershed requests to be registered within ninety (90) days; provided, however, that the Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5.2(a):

          (i) During the period starting with the date sixty (60) days prior to the Corporation's estimated date of filing of, and ending on the date 120 days immediately following the effective date of, any registration statement pertaining to securities of the Corporation (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

          (ii) After the Corporation has effected one registration pursuant to this Section 5.2(a), and such registration has been declared or ordered effective; and

          (iii) If the Corporation shall furnish to Watershed a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Corporation or its shareholders to file a registration statement at such time, then the Corporation's obligation to use its commercially reasonable efforts to register, qualify or comply under this Section 5.2(a) shall be deferred for a period not to exceed 180 days from the date of receipt of written request from Watershed;

and further provided, however, that upon receipt by the Corporation of the written request of Watershed to file any registration statement pursuant to this
Section 5.2, the Corporation shall promptly give written notice of such registration to any other holders of the capital stock of the Corporation having rights to register their holdings at such time as the Corporation shall file or cause to be filed a registration statement with respect to any of its securities, and such holders shall have at least twenty (20) days after mailing of such written notice by the Corporation to request that the Corporation cause the Shares or other shares of capital stock to be registered under the Act.

          (b) If Watershed, in initiating the registration request hereunder, intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Corporation as a part of its request made pursuant to this Section 5.2 and the Corporation shall include such information in the written notice referred to in Section 5.2(a). In such event, the right of Watershed to include such Registrable Securities in such registration shall be conditioned upon Watershed's participation in such underwriting and the inclusion of such Registrable Securities in the underwriting. If Watershed proposes to distribute its securities through such underwriting, Watershed shall (together with the Corporation as provided in Section 5.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Corporation. Notwithstanding any other provision of this Section 5.2, if the underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the underwriting shall be allocated pro rata among all holders of shares to be underwritten; provided, however, that any holder of the Corporation's Series D Convertible Preferred Stock, if and when designated and issued, shall receive priority over the Holders as to registration, placement, allocation and otherwise in the event of such limitations of the number of shares to be underwritten.

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     5.3  Corporation Registration.  If (but without any obligation to do so)
the Corporation proposes to register any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Corporation stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Corporation shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of a Holder given within ten (10) days after mailing of written notice by the Corporation, the Corporation shall, subject to the provisions of Section 5.9, use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered.

     5.4. Registration on Form S-3. At any time after the Corporation becomes eligible to file a Form S-3, the holders of 25% or more of the Registrable Securities may request the Company, in writing, to effect the registration on Form S-3, of all or such portion of the Registrable Shares as the Holder or Holders shall specify, provided that the value of the Registrable Securities to be offered is at least $1,000,000 on the date of the request by such holders of Registrable Securities. If the holders initiating the registration intend to distribute the Registrable Shares in an underwritten offering, they shall so advise the Corporation in their request. The Corporation shall, as expeditiously as possible, use its commercially reasonable efforts to effect the registration on Form S-3 of all Registrable Shares that the Corporation has been so requested to register; provided, however, that registrations under this Section 5.4 shall not be deemed as demands for registration or registrations pursuant to Section
5.2 or Section 5.3; and further provided, however, that the Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5.4:

     (a) After the Corporation has effected one registration statement on Form S-3 during the current calendar year;

     (b) After the Corporation has effected two registrations pursuant to this
Section 5.4; and

     (c) Within six months after the effective date of any other Registration Statement of the Company.

     Upon receipt by the Corporation of the written request of a Holder to file any registration statement pursuant to this Section 5.3, the Corporation shall promptly give written notice of such registration to the Holders of the Shares, and to any other holders of the capital stock of the Corporation having rights to register their holdings at such time as the Corporation shall file or cause to be filed a registration statement with respect to any of its securities, and such holders shall have at least twenty (20) days after mailing of such written notice by the Corporation to request that the Corporation cause the Shares or other shares of capital stock to be registered under the Act. Holders of the Corporation's Series D Convertible Preferred Stock, if and when designated and issued, shall receive priority over the Holders as to registration, placement, allocation and otherwise in the event of any limitations of the number of shares to be registered on Form S-3.

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     5.5  Obligations of the Corporation.  Whenever required under this Section
5 to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of a Holder, keep such registration statement effective for the earlier of ninety (90) days or until the distribution described in the Registration Statement has been completed.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

          (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by a Holder, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Any Holder, if participating in such underwriting, shall also enter into and perform its obligations under such an agreement.

          (f) Notify Holders if covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     5.6 Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 5 with respect to the Registrable Securities of a Holder that such Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     5.7 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 5.2, including (without limitation) all registration, filing and qualification

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fees, printers' and accounting fees, fees and disbursements of counsel for the
Corporation, and the reasonable fees and disbursements of one counsel for the Holders collectively (not to exceed $10,000 in the aggregate) shall be borne by the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section
5.2 if the registration request is subsequently withdrawn at the request of a Holder (in which case such Holder shall bear such expenses), unless such Holder agrees to forfeit its right to the demand registration pursuant to Section 5.2.

     5.8 Expenses of Corporation Registration. The Corporation shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 5.3 for Holders, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the reasonable fees and disbursements of one counsel for the Holders collectively (not to exceed $10,000 in the aggregate), but excluding underwriting discounts and commissions relating to Registrable Securities.

     5.9 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required under Section 5.3 to include any of the Holders' securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the underwriters advise the Corporation that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the underwriting shall be allocated first to the Corporation, which shall have priority as to registration, placement, allocation and otherwise in such event, and then pro rata among all other holders of shares to be underwritten; provided, however, that any holder of the Corporation's Series D Convertible Preferred Stock, if and when designated and issued, shall receive priority over any Holder as to registration, placement, allocation and otherwise in the event of such limitations of the number of shares to be underwritten. For purposes of apportionment, Holders and any selling shareholder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

     The Corporation shall have the right to include shares now or hereafter owned by the Corporation's officers and employee directors that are not already, by virtue of this Agreement, deemed Registrable Securities (the "Management Shares") in any registration pursuant to Section 5.3. If Management Shares are included in a registration pursuant to Section 5.3, each holder of Management Shares will be deemed a "Holder" for purposes of this Section 5 only.

     5.10 Delay of Registration. Holders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

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     5.11  Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 5:

          (a) To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls a Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Corporation of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Corporation will pay to a Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation, nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished for use in connection with such registration by a Holder or controlling person.

          (b) To the extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Act, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with information furnished by such Holder for use in connection with such registration; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.11(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and further provided, that, in no event shall any indemnity under this Section 5.11(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
5.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof if (a) the indemnifying party acknowledge its obligation to indemnify the indemnified party for any losses, damages or liabilities resulting from such claim and provide reasonable evidence to the indemnified party of its financial ability to satisfy such obligation;
(b) the claim does not seek to impose any liability or obligation on the indemnified party other than for money damages; and (c) the claim does not relate to the indemnified party's relationship with its customers or employees. If such conditions are satisfied and the indemnifying party elects to assume and control the defense of a claim, then (i) the indemnified party will not be liable for any settlement of such claim effected without the consent of the indemnified party, which consent will not be unreasonably withheld; and (ii) the indemnifying party may settle such claim without the consent of the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.11.

          (d) If the indemnification provided for in this Section 5.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 5.11(d) exceed the net proceeds from the offering received by a Holder, except in the case of willful fraud by a Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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

          (f) The obligations of the Corporation and Holders under this Section
5.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5, and otherwise.

     5.12 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit Holders to sell securities of the Corporation to the public without registration or pursuant to a registration on Form S-3, the Corporation agrees to use commercially reasonable efforts to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Corporation for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Corporation under the Act and the 1934 Act; and

          (c) furnish to Holders, so long as any Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Corporation that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Corporation), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation, and (iii) such other information as may be reasonably requested in availing a Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     5.13 Termination of Registration Rights. A Holder shall not be entitled to exercise any right provided for in this Section 5 when such Holder can sell all of such Holder's Registrable Securities in a ninety (90) day period pursuant to Rule 144 promulgated under the Act.

     5.14 Subordination. All of Holders' rights with respect to registration under any provision of this Section 5 shall be subordinate to the rights of any Holder of the Corporation's Series D Convertible Preferred Stock, if and when designated and issued.

6.  Miscellaneous Provisions.

     6.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and each Holder. Any amendment or waiver effected in accordance with this Section 6.1 shall be binding upon Holders and the Corporation.

     6.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office, (by first class mail, postage prepaid) addressed as follows:

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

               (a)  if to the Corporation, to:

                    Netpliance, Inc.
                    7600A N. Capital of Texas Highway
                    Austin, Texas 78731
                    Attention:  Jim Cahill, Vice President and General Counsel
                    Fax:  (512) 493-8499

               with a copy to:

                    Hughes & Luce, L.L.P.
                    1717 Main Street, Suite 2800
                    Dallas, Texas 75201
                    Attention:  R. Clayton Mulford
                    Fax:  (214) 939-5849

               (b)  if to Watershed, to:

                    Watershed Capital I, LP
                    650 Castro Street, Suite 200
                    Mountain View, California 94041
                    Attention:  David S. Lundeen
                    Fax:  (650) 404-9425

               with a copy to:

                    Gail E. Papermaster
                    Attorney at Law
                    701 Brazos, Suite 500
                    Austin, Texas 78701
                    Fax:  (512) 320-5711

               (c)  if to McHale, to:

                    John F. McHale
                    111 Congress Avenue
                    Austin, Texas  78701

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this
Section 6.2. Any such notice or communication shall be deemed to have been received: (i) in the case of telecopy or personal delivery, on the date of such delivery; (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent; and (iii) if by registered or certified mail, on the third business day following the date postmarked.

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

     6.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

     6.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Texas as applied to agreements among Texas residents, made and to be performed entirely within the State of Texas.

     6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     6.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     6.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

     6.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

     6.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Holder under this Agreement are several rights, not rights jointly held with any other Holders. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Holder shall not affect the validity, legality or enforceability of this Agreement with respect to the other Holders. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

     6.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Corporation occurring after the date of this Agreement.


           [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

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

     IN WITNESS WHEREOF, the parties have executed this Rights Agreement on the day and year first set forth above.


                              NETPLIANCE, INC.


                              By:__________________________________________
                              Name:   Kent Savage
                              Title:  President and Chief Executive Officer


                              WATERSHED CAPITAL I, L.P.

                              By:  Watershed Capital G.P. I, L.P.
                                    Its General Partner

                                    By:  Watershed Capital G.P. I, L.L.C.,
                                         Its General Partner


                                         By:_______________________________
                                            David S. Lundeen,
                                            Managing Member

                              _____________________________________________
                              John F. McHale

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